EXHIBIT 23(b)

                               CONSENT OF EXPERTS

      As petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37175, 33-44541, 33-44542, 33-58613, 33-59253, 33-59255, 333-07949, 333-34135, 333-34161,
333-34165, 333-47847 and 333-63711) and Form S-4 (No. 333-71595) of our oil and
gas reserve reports as of December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998 included in the Santa Fe Energy Resources, Inc. Form 10-K/A for the year ended December 31, 1998.



Ryder Scott Company
Petroleum Engineers
March 30, 1999